Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS'



The Board of Directors and Stockholders
UroQuest Medical Corporation:


We consent to incorporation by reference of our report dated February 10, 1997, with respect to the consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996, which report is incoporated by reference, in Form 8K of Chemfab Corporation dated January 10, 2000.



                                                       /S/KPMG LLP

Salt Like City, Utah
January 10, 2000